EXHIBIT 23.1

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use, in the Form 10-KSB Annual Reports, of Artfest International

Corporation for the years ended December 31, 2005, and 2004, of my report dated January 15,

2007 for the periods ended and as at December 31, 2005 and 2004, relating to the financial statements, and notes, of Artfest International Corporation, which appear in said annual reports or are referenced in subsequent reports of said company.

/s/ Thomas Bauman, C.P.A.

Huntington Station, New York

February 9, 2007